UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Gran Tierra Energy Inc.

(Name of Registrant as Specified In Its Charter)

West Face SPV (Cayman) I L.P.

West Face Capital Inc.

West Face SPV (Cayman) General Partners Inc.

West Face Long Term Opportunities Global Master L.P.

Gregory A. Boland

Peter Dey

Ryan Ellson

James Evans

Gary S. Guidry

Robert B. Hodgins

Ronald W. Royal

David P. Smith

Brooke N. Wade

Laurence West

Dulat Zhurgenbay

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On April 28, 2015, West Face Capital Inc. issued the following press release:

West Face Capital Presentation Makes the Case

For New Board at Gran Tierra Energy

Shows Capabilities of New Directors and CEO to Deliver Shareholder Value

GTE Board Sends Conflicting Messages on Strategy

TORONTO – April 28, 2015 – West Face Capital Inc. (West Face) today announced it has filed a presentation for fellow shareholders providing a detailed case for the election of six new and experienced business leaders to the Board of Directors of Gran Tierra Energy Inc. (Gran Tierra) (NYSE MKT: GTE; TSX: GTE).

The new Board would have a mandate to appoint proven oil and gas executive Gary Guidry as Gran Tierra’s new Chief Executive Officer and pursue a new focused strategy.

The West Face presentation is available by contacting Bruce Goldfarb, Patrick McHugh or Lisa Patel of Okapi Partners at 212-297-0720 or 1-877-796-5274 or info@okapipartners.com. Okapi is advising West Face.

West Face manages funds that beneficially own approximately 9.8% of Gran Tierra. West Face believes its proposed new Board, CEO and strategy can revive value creation at the company.

The presentation demonstrates West Face’s view that:

  the lack of proper Board oversight has resulted in significant value loss;
  the current Board has provided ineffectual governance and has not fostered accountability;
  the current Board has failed to articulate a coherent strategy for several years;
  the current Board and management have failed to control overhead costs; and
  the interests of the current Board and the shareholders are not aligned.

The comprehensive presentation provides analysis of Gran Tierra’s high-risk spending outside Colombia which West Face believes resulted in the destruction of an estimated $546 million in value in four years.

It also shows the missed opportunity to develop the company’s assets in Colombia. While Gran Tierra lost focus, other companies strengthened their positions there.

West Face believes Gran Tierra has significant potential value but that change is required now to deliver that value to shareholders. The annual meeting is when that change can be made and should not be delayed past its previously scheduled date of June 24, 2015.

“Until the shareholders have been heard, the current Board should not take any rash actions,” said Thomas Dea, Partner at West Face. “We encourage fellow shareholders who are disappointed by the past performance of the Board and concerned about the stewardship of their company, to express those views directly to the current directors.”

West Face will nominate Peter Dey, Gary Guidry, Robert Hodgins, Ronald Royal, David Smith and Brooke Wade. Further information on the nominees is available in the presentation released today and the West Face news release and letter to the Board released on April 21, 2015.

More Confusion on GTE’s Strategy

West Face also noted further evidence of incoherent strategy and conflicting messages in Gran Tierra’s recent press release and investor presentation.

Gran Tierra’s April 22nd press release stated, “The Company is pursuing a strategy of focusing on its core Columbian properties.”

However, Gran Tierra’s April 25th investor presentation filed with the SEC notes that more than half of GTE’s 2015 capital budget will be spent in Peru and Brazil. The company further describes Peru as having “transformational exploration potential” and outlines drilling plans there in 2016 and 2017.

“With these inconsistencies within days of each other, we believe it would be understandable if shareholders were confused about the strategic direction of GTE and concerned about stewardship of Gran Tierra by the current Board,” said Mr. Dea.

In contrast, West Face highlights these same areas in its presentation and believes they are high-risk, high-cost, and relatively unattractive locations to spend shareholders’ capital.

About West Face Capital Inc.

West Face Capital Inc. is one of Canada’s leading alternative investment managers. West Face has a seasoned multi-disciplinary investment team, proprietary origination channels, deep sector expertise and the ability to act on investment targets in domestic and international markets.

Additional Information

West Face SPV (Cayman) I L.P. (“West Face SPV”) intends to make a filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2015 Annual Meeting”) of the Company. Information relating to the participants in such proxy solicitation has been included in materials filed on April 21, 2015 by West Face SPV with the Securities and Exchange Commission pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2015 Annual Meeting when they become available because they will contain important information, including additional information relating to the participants in such proxy solicitation. When completed and available, West Face SPV’s definitive proxy statement and a form of proxy will be mailed to shareholders of the Company. These materials and other materials filed by West Face SPV in connection with the solicitation of proxies will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by West Face SPV with the Securities and Exchange Commission will also be available, without charge, by directing a request to West Face SPV’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

For more information:

Media Contact: Lute & Company John Lute 416-929-5883 ex 222 jlute@luteco.com	Investor Contact: Okapi Partners Bruce Goldfarb Patrick McHugh Lisa Patel 212- 297-0720 1-877-796-5274 info@okapipartners.com

###